UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  November 4, 2025

HELEN OF TROY LIMITED
(Exact name of registrant as specified in its charter)

Commission File Number:  001-14669

Bermuda	74-2692550
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

Clarendon House
2 Church Street
Hamilton HM 11, Bermuda
(Address of principal executive offices)

201 E. Main Street, Suite 300
El Paso, Texas 79901
(Registrant’s United States mailing address)

915-225-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.10 par value per share	HELE	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On November 4, 2025, the Board of Directors (the “Board”) of Helen of Troy Limited (the “Company”) approved the appointment of G. Scott Uzzell, the Chief Executive Officer of the Company, to serve as a director of the Company until the next annual general meeting of shareholders or until his successor has been duly elected or appointed, or until his earlier death, resignation or removal. The Board does not plan to appoint Mr. Uzzell to any committee of the Board. Mr. Uzzell will not receive any compensation for his service on the Board. The Board intends to nominate Mr. Uzzell as director of the Company at the next annual general meeting of shareholders.

There are no arrangements or understandings between Mr. Uzzell and any other persons pursuant to which he was appointed as a director of the Company. There are no family relationships between Mr. Uzzell and any director, executive officer or any person nominated or chosen by the Company to become a director or executive officer. There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K) between Mr. Uzzell and the Company.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELEN OF TROY LIMITED

Date: November 4, 2025	/s/ Brian L. Grass
Brian L. Grass
Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer